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                                                                   Exhibit 16.01


July 21, 2006


Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549


Commissioners:


We have read the statements made by The Restaurant Company (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of The Restaurant Company dated July 17, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,




PricewaterhouseCoopers LLP